Bonds.com Group, Inc. 8-K

Exhibit 10.12

THE OFFER AND SALE OF THIS SERIES A PREFERRED STOCK PURCHASE WARRANT AND THE SHARES OF SERIES A PREFERRED STOCK THAT MAY BE PURCHASED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE.  THIS SERIES A PREFERRED STOCK PURCHASE WARRANT AND THE SHARES OF SERIES A PREFERED STOCK THAT MAY BE PURCHASED HEREUNDER MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM

BONDS.COM GROUP, INC.

SERIES A PREFERRED STOCK PURCHASE WARRANT

Date of Issuance: October 19, 2010

THIS IS TO CERTIFY that UBS Americas Inc., a Delaware corporation, and its transferees, successors and assigns (the “Holder”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, is entitled to purchase from BONDS.COM GROUP, INC., a Delaware corporation (the “Company”), at the price of $24.00 per share (the “Exercise Price”), at any time after the date hereof (the “Commencement Date”) and expiring on October 19, 2015 (the “Expiration Date”), thirty one-thousand, two hundred and fifty (31,250) (the “Aggregate Number”) shares of the fully paid and nonassessable Series A Participating Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), of the Company (as such number may be adjusted as provided herein).

Capitalized terms used herein shall have the meanings ascribed to such terms in Section 10 hereof unless otherwise defined herein.

SECTION 1.              This Warrant; Transfer and Exchange.

(a)           This Warrant.  This Series A Preferred Stock Purchase Warrant (this “Warrant”) is issued under and pursuant to the Unit Purchase Agreement, dated as of October 19, 2010, by and between the Holder and the Company (the “Unit Purchase Agreement”).  This Warrant and the rights and privileges of the Holder hereunder may be exercised by the Holder in whole or in part as provided herein, shall survive any termination of the Unit Purchase Agreement and, as more fully set forth in Sections 1(b) and 8 hereof, may be transferred (subject to applicable securities laws and regulations) by the Holder to any other Person or Persons at any time or from time to time, in whole or in part, regardless of whether the Holder retains any or all rights under the Unit Purchase Agreement.

(b)           Transfer and Exchanges.  The Company shall initially record this Warrant on a register to be maintained by the Company with its other stock books and, subject to Section 8 hereof, from time to time thereafter shall reflect the transfer of this Warrant on such register when surrendered for transfer in accordance with the terms hereof and properly endorsed, accompanied by appropriate instructions, and further accompanied by payment in cash or by check, bank draft or money order payable to the order of the Company, in United States currency, of an amount equal to any stamp or other tax or governmental charge or fee required to be paid in connection with the transfer thereof.  Upon any such transfer, a new warrant or warrants shall be issued to the transferee and the Holder (in the event this Warrant is only partially transferred) and the surrendered warrant shall be canceled.  Each such transferee shall succeed to all of the rights of the Holder with respect to this Warrant being so transferred; provided, however, that, in the event this Warrant is partially transferred, the Holder and such transferee shall hold rights in respect of this Warrant in proportion to their respective interests in this Warrant.  This Warrant may be exchanged at the option of the Holder, when surrendered at the Principal Office, for another warrant or other warrants of like tenor and representing in the aggregate the right to purchase a like number of shares of Series A Preferred Stock.

SECTION 2.              Exercise.

(a)           Right to Exercise.  At any time after the Commencement Date and on or before the Expiration Date, the Holder, in accordance with the terms hereof, may exercise this Warrant, in whole at any time or in part from time to time, by delivering this Warrant to the Company during normal business hours on any Business Day at the Principal Office, together with the Election to Purchase, in the form attached hereto as Exhibit A and made a part hereof (the “Election to Purchase”), duly executed, and payment of the Exercise Price per share for the number of shares to be purchased (the “Exercise Amount”), as specified in the Election to Purchase.  If the Expiration Date is not a Business Day, then this Warrant may be exercised on the next succeeding Business Day.

(b)           Payment of Exercise Price.  Payment of the Exercise Price shall be made to the Company by either of the following means (or any combination of such means): (i) in cash or other immediately available funds, payable by certified wire transfer to an account designated by the Company or (ii) as provided in Section 2(c).  The amount of the Exercise Price to be paid shall equal the product of (A) the Exercise Amount multiplied by (B) the Exercise Price per share.

(c)           Cashless Exercise.  The Holder shall have the right to pay all or a portion of the Exercise Price by making a “Cashless Exercise” pursuant to this Section 2(c), in which case the portion of the Exercise Price to be so paid shall be paid by reducing the number of shares of Series A Preferred Stock otherwise issuable pursuant to the Election to Purchase (the “Exercise Shares”) by an amount (the “Cashless Exercise Shares”) equal to (i) the Exercise Price multiplied by the Exercise Shares and divided by (ii) the Fair Market Value Per Share of the Series A Preferred Stock determined as of the Business Day immediately preceding the date of such exercise of this Warrant.  The number of shares of Series A Preferred Stock to be issued to the Holder as a result of a Cashless Exercise will therefore be equal to the Exercise Shares minus the Cashless Exercise Shares.

(d)           Issuance of Shares of Series A Preferred Stock.  Upon receipt by the Company of this Warrant at the Principal Office in proper form for exercise, and accompanied by payment of the Exercise Price as aforesaid, the Company shall immediately cause the shares of Series A Preferred Stock to be registered in the name of the Holder in the Register of Stockholders of the Company and the Holder shall then be deemed to be the holder of record of the shares of Series A Preferred Stock issuable upon such exercise, notwithstanding that certificates representing such shares of Series A Preferred Stock may not then be actually delivered.  Upon such surrender of this Warrant and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to, or upon the written order of, the Holder (and in such name or names as the Holder may designate) a certificate or certificates for a number of shares of Series A Preferred Stock equal to the Exercise Amount, subject to any reduction as provided in Section 2(c) for a Cashless Exercise.

(e)           Fractional Shares.  The Company shall not be required to deliver fractions of shares of Series A Preferred Stock upon exercise of this Warrant.  If any fraction of a share of Series A Preferred Stock would be deliverable upon an exercise of this Warrant, the Company may, in lieu of delivering such fraction of a share of Series A Preferred Stock, make a cash payment to the Holder in an amount equal to the same fraction of the Fair Market Value Per Share of the Series A Preferred Stock determined as of the Business Day immediately preceding the date of exercise of this Warrant.

(f)           Partial Exercise.  In the event of a partial exercise of this Warrant, the Company shall issue to the Holder a Warrant in like form for the unexercised portion thereof.

SECTION 3.              Payment of Taxes.

The Company shall pay all stamp taxes attributable to the issuance of shares or other securities issuable upon the exercise of this Warrant or issuable pursuant to Section 6 hereof.

SECTION 4.              Replacement Warrant.

In case this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for this Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant and upon receipt of indemnity reasonably satisfactory to the Company (provided, that if the Holder is a financial institution or other institutional investor, its personal undertaking to provide an indemnity is hereby deemed to be reasonably satisfactory to the Company).

SECTION 5.              Reservation of Capital Stock and Other Covenants.

(a)           Reservation of Authorized Capital Stock.  The Company shall at all times ensure that it has sufficient authorized and unissued capital, free of preemptive rights, to enable the Company at any time to fulfill all of its obligations hereunder upon both the exercise of this Warrant and in respect of the Series A Preferred Stock, or other stock or securities issuable upon conversion of the Series A Preferred Stock or other securities that may be purchased hereunder.

(b)           Affirmative Actions to Permit Exercise and Realization of Benefits.  If any shares of Series A Preferred Stock to be issued upon the exercise of this Warrant, or any shares or other securities to be issued pursuant to Section 6 hereof, or any shares of Series A Preferred Stock or other securities to be issued pursuant to the conversion of the Series A Preferred Stock or other securities that may be purchased hereunder require registration with or approval of any Governmental Authority under any federal or state law (other than securities laws) before such shares or other securities may be validly delivered upon exercise of this Warrant or conversion of the Series A Preferred Stock or other securities that may be purchased hereunder, then the Company covenants that it will, at its sole expense, secure such registration or approval, as the case may be.

(c)           Validly Issued Shares.  The Company covenants that all shares of Series A Preferred Stock and other securities that may be delivered upon exercise of this Warrant (including those issued pursuant to Section 6 hereof), assuming full payment of the Exercise Price, and all shares of Series A Preferred Stock and other securities that may be delivered upon conversion of such Series A Preferred Stock, shall, upon delivery by the Company, be duly authorized and validly issued, fully paid and nonassessable, free from all stamp taxes, liens and charges with respect to the issue or delivery thereof and otherwise free of all other security interests, encumbrances and claims of any nature whatsoever other than such security interests, encumbrances and claims granted by the Holder.

SECTION 6.              Adjustments.

Under certain conditions, the Aggregate Number is subject to adjustment as set forth in this Section 6.

(a)           Adjustments to Aggregate Number.  The Aggregate Number, after taking into consideration any prior adjustments pursuant to this Section 6, shall be subject to adjustment from time to time as follows and, thereafter, as adjusted, shall be deemed to be the Aggregate Number hereunder.

(i)           Stock Dividends; Subdivisions, Combinations an Reclassifications.  In case at any time or from time to time the Company shall:

(A)           issue to the holders of the Series A Preferred Stock a dividend payable in, or other distribution of, Series A Preferred Stock (a “Stock Dividend”),

(B)           subdivide its outstanding shares of Series A Preferred Stock into a larger number of shares of Series A Preferred Stock, including, without limitation, by means of a stock split (a “Stock Subdivision”),

(C)           combine its outstanding shares of Series A Preferred Stock into a smaller number of shares of Series A Preferred Stock (a “Stock Combination”), or

(D)           issue any shares of its capital stock in a reclassification of the Series A Preferred Stock (a “Stock Reclassification”),

then the number of shares of Series A Preferred Stock purchasable upon exercise of this Warrant, if any, immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of shares of Series A Preferred Stock or other securities of the Company which it would have owned or have been entitled to receive had this Warrant, if any, been exercised in advance thereof.

(ii)          Miscellaneous.  The following provisions shall be applicable to the making of adjustments of the Aggregate Number provided above in this Section 6(a):

(A)           The adjustments required by the preceding paragraphs of this Section 6(a) shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Aggregate Number that would otherwise be required shall be made (except in the case of a Stock Subdivision, Stock Combination or Stock Reclassification as provided for in Section 6(a)(i) hereof) unless and until such adjustment either by itself or with other adjustments not previously made adds or subtracts at least one one-hundredth of one share to or from the Aggregate Number immediately prior to the making of such adjustment.  Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 6(a) and not previously made, would result in a minimum adjustment.  For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(B)           In computing adjustments under this Section 6(a), fractional interests in Series A Preferred Stock shall be taken into account to the nearest one-thousandth of a share.

(C)           If the Company shall take a record of the holders of the Series A Preferred Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(b)           Adjustment to Exercise Price.

(i)            Upon any adjustment to the Aggregate Number or of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder pursuant to Section 6(a)(i), the Holder shall thereafter be entitled to purchase such Aggregate Number of shares of Series A Preferred Stock or other securities resulting from such adjustment at an Exercise Price per share of Series A Preferred Stock or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the Aggregate Number prior to such adjustment and dividing by the Aggregate Number immediately following such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(ii)           In case at any time or from time to time the Company shall pay a dividend or make a distribution in cash, securities or other assets to the holders of Series A Preferred Stock, other than (x) as described in Sections 6(a)(i)(A) and 6(a)(i)(D) above or (y) regular quarterly or other periodic dividends (any such non-excluded event being referred to as an “Extraordinary Dividend”), then the Exercise Price shall be decreased by the amount of cash and/or the fair market value (as determined by the board of directors of the Company, in good faith) of any securities or other assets paid on each share of Series A Preferred Stock in respect of such Extraordinary Dividend.  An adjustment made pursuant to this Section 6(b)(ii) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(c)           Changes in Series A Preferred Stock.  In case at any time the Company shall initiate any transaction or be a party to any transaction (including, without limitation, a merger, consolidation, share exchange, sale, lease or other disposition of all or substantially all of the Company’s assets, liquidation, recapitalization or reclassification of the Series A Preferred Stock) in connection with which the previous outstanding Series A Preferred Stock shall be changed into or exchanged for different securities of the Company or Capital Stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of the foregoing (each such transaction being herein called a “Transaction”), then, as a condition of the consummation of the Transaction, lawful, enforceable and adequate provision shall be made so that the Holder shall be entitled to elect, by written notice to the Company, to receive (i) in exchange for the surrender of this Warrant to the Company and the same Exercise Price (rather than the exercise thereof), the securities or other property (including cash) to which such Holder would have been entitled upon consummation of the Transaction if such Holder had exercised this Warrant and (if applicable) converted the shares of Series A Preferred Stock issuable hereunder immediately prior thereto, (ii) a new warrant in form and substance similar to, and in exchange for, this Warrant to purchase all or a portion of such securities or other property to which such Holder would have been entitled upon consummation of the Transaction if such Holder had exercised this Warrant and (if applicable) converted the shares of Series A Preferred Stock issuable hereunder immediately prior thereto for the same Exercise Price or (iii) upon exercise of this Warrant at any time on or after the consummation of the Transaction but prior to the Expiration Date, in lieu of the Warrant Shares issuable upon such exercise prior to such consummation, the securities or other property (including cash) to which such Holder would have been entitled upon consummation of the Transaction if such Holder had exercised this Warrant and (if applicable) converted the shares of Series A Preferred Stock issuable hereunder immediately prior thereto (subject to adjustments from and after the consummation date as nearly equivalent as possible to the adjustments provided for in this Section 6).  The Company will not effect any Transaction unless prior to the consummation thereof each corporation or other entity (other than the Company) which may be required to deliver any new warrant, securities or other property as provided herein shall assume by written instrument the obligation to deliver to such Holder such new warrant, securities or other property as in accordance with the foregoing provisions such Holder may be entitled to receive.  The foregoing provisions of this Section 6(c) shall similarly apply to successive Transactions.

(d)           Other Action Affecting Capital Stock.

(i)           Other Action.  In case at any time or from time to time the Company shall take any action of the type contemplated in Section 6(a) or (c) hereof but not expressly provided for by such provisions, then, unless in the opinion of the Company’s Board of Directors such action will not have a material adverse effect upon the rights of the Holder (taking into consideration, if necessary, any prior actions which the Company’s Board of Directors deemed not to materially adversely affect the rights of the Holder), the Aggregate Number shall be adjusted in such manner and at such time as the Company’s Board of Directors may in good faith determine to be equitable in the circumstances.

(e)           Notices.

(i)           Notice of Proposed Actions.  In case the Company shall propose (A) to pay any dividend payable in stock of any class to the holders of the Series A Preferred Stock or to make any other distribution to the holders of the Series A Preferred Stock, (B) to offer to the holders of the Series A Preferred Stock rights to subscribe for or to purchase any Convertible Securities or additional shares of Series A Preferred Stock or shares of stock of any class or any other securities, warrants, rights or options (other than the exercise of pre-emptive rights by a holder), (C) to effect any reclassification of the Series A Preferred Stock, (D) to effect any recapitalization, stock subdivision, stock combination or other capital reorganization, (E) to effect any consolidation or merger, share exchange, or sale, lease or other disposition of all or substantially all of its property, assets or business, (F) to effect the liquidation, dissolution or winding up of the Company, (G) effect a Change of Control (provided that notice of a Change of Control shall only be provided upon the Company entering into a definitive agreement with respect to such Change of Control and such information not being material non public information) or (H) to effect any other action which would require an adjustment under this Section 6, then in each such case the Company shall give to the Holder written notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, stock subdivision, stock combination, distribution or rights, or the approximate date on which such reclassification, recapitalization, reorganization, consolidation, merger, share exchange, sale, lease, transfer, disposition, liquidation, dissolution, winding up or other transaction is expected to take place and the expected date of participation therein by the holders of Series A Preferred Stock (as applicable), if any such date is to be fixed, or the date on which the transfer of Series A Preferred Stock (as applicable) is expected to occur, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Series A Preferred Stock (as applicable) and on the Aggregate Number after giving effect to any adjustment which will be required as a result of such action.  Such notice shall be so given in the case of any action covered by clause (A) or (B) above at least 10 Business Days prior to the record date for determining holders of the Series A Preferred Stock (as applicable) for purposes of such action and, in the case of any other such action, at least 10 Business Days prior to the earlier of the date of the taking of such proposed action or the date of participation therein by the holders of Series A Preferred Stock (as applicable).

(ii)          Adjustment Notice.  Whenever the Aggregate Number is to be adjusted pursuant to this Section 6, unless otherwise agreed by the Holder, the Company shall promptly (and in any event within 10 Business Days after the event requiring the adjustment) prepare a certificate signed by the Chief Financial Officer of the Company, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment is to be calculated.  The certificate shall set forth, if applicable, a description of the basis on which the Company's Board of Directors in good faith determined, as applicable, the fair market value of any evidences of indebtedness, shares of stock, other securities, warrants, other subscription or purchase rights, or other property or the equitable nature of any adjustment under Section 6(c) or (d) hereof, the new Aggregate Number and, if applicable, any new securities or property to which the Holder is entitled.  The Company shall promptly cause a copy of such certificate to be delivered to the Holder.  Any other determination of fair market value shall first be determined in good faith by the Company's Board of Directors and be based upon an arm’s length sale of such indebtedness, shares of stock, other securities, warrants, other subscription or purchase rights or other property, such sale being between a willing buyer and a willing seller.  In the case of any such determination of fair market value, the Holder may object to the determination in such certificate by giving written notice within 10 Business Days of the receipt of such certificate and, if the Holder and the Company cannot agree to the fair market value within 10 Business Days of the date of the Holder’s objection, the fair market value shall be determined by a national or regional investment bank or a national accounting firm mutually selected by the Holder and the Company, the fees and expenses of which shall be paid 50% by the Company and 50% by the Holders that did not agree with the valuation determined by the Company unless such determination results in a fair market value more than 110% of the fair market value determined by the Company in which case such fees and expenses shall be paid by the Company.  The Company shall keep at the Principal Office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of this Warrant (in whole or in part) if so designated by the Holder.

SECTION 7.              No Impairment.

The Company will not, by amendment of its organizational documents or through any reorganization, recapitalization, transfer of assets, consolidation, merger, share exchange, dissolution or any other voluntary and deliberate action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, including, without limitation, the adjustments required under Section 6 hereof, and will at all times in good faith assist in the carrying out of all such terms and in taking of all such action as may be necessary or appropriate to protect the rights of the Holder against other impairment.  Without limiting the generality of the foregoing and notwithstanding any other provision of this Warrant to the contrary (including by way of implication), the Company (a) will not increase the par value of any shares of Series A Preferred Stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise and (b) will take all such action as may be necessary or appropriate so that the Company may validly and legally issue fully paid and nonassessable shares of Series A Preferred Stock on the exercise of this Warrant.

SECTION 8.              Transfers of this Warrant.

(a)           Generally.  Subject to the restrictions set forth in this Sections 1 and 8 of this Warrant, the Holder may at any time and from time to time freely transfer this Warrant and the Warrant Shares in whole or in part.

(b)           Compliance with Securities Laws.  The Holder agrees that this Warrant, the Warrant Shares and all other shares of Capital Stock issued pursuant to this Warrant may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act and applicable state securities laws or pursuant to an applicable exemption from the registration requirements of the Securities Act and such state securities laws.  In the event that the Holder transfers this Warrant, the Warrant Shares or any other shares of Capital Stock issued pursuant to this Warrant pursuant to an applicable exemption from registration, the Company may request, at the Holder’s expense, an opinion of counsel that the proposed transfer does not violate the Securities Act and applicable state securities laws.

(c)           Restrictive Securities Legend.  For so long as the Warrant Shares have not been registered under the Securities Act pursuant to the Registration Rights Agreement, the certificate representing the Warrant Shares shall bear the restrictive legend set forth below:

“The offer and sale of the shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any State and may not be sold or otherwise disposed of except pursuant to an effective registration statement under such Act and applicable State securities laws or pursuant to an applicable exemption from the registration requirements of such Act and such laws.”

SECTION 9.              Events of Non-Compliance and Remedies.

(a)           Events of Non-Compliance.  If the Company fails to keep and fully and promptly perform and observe in any material respect any of the terms, covenants or representations contained or referenced herein within 30 days from the earlier to occur of (i) written notice from the Holder specifying what failure has occurred, or requesting that a specified failure be remedied or (ii) an executive officer of the Company becoming aware of such failure (an “Event of Non-Compliance”), the Holder shall be entitled to the remedies set forth in subsection (b) hereof.

(b)           Remedies.  On the occurrence of an Event of Non-Compliance, in addition to any remedies the Holder may have under applicable law the Holder may bring any action for injunctive relief or specific performance of any term or covenant contained herein, the Company hereby acknowledging that an action for money damages may not be adequate to protect the interests of the Holder hereunder.

SECTION 10.            Definitions.

As used herein, in addition to the terms defined elsewhere herein, the following terms shall have the following meanings.

“Aggregate Number” has the meaning set forth in the Preamble.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

“Capital Stock” means (a) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (b) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on a Person the right to receive a share of the profits and losses of, or the distribution of assets of, the issuing Person; and in each case, any and all warrants, rights or options to purchase any of the foregoing.

“Cashless Exercise Shares” has the meaning set forth in Section 2(c).

“Change of Control” shall mean (i) a sale, transfer, lease, exclusive license or other disposition of all or substantially all of the Company’s assets or business, (ii) any merger, consolidation, reorganization or other business combination transaction of the Company with or into another entity, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock or other voting equity of the Company or the surviving entity outstanding immediately after such transaction, or (iii) the direct or indirect acquisition (including by way of new issuance by the Company (other than issuances of shares in respect of options or warrants existing as of the date hereof, but solely to the extent that the issuance triggered a Change of Control without factoring in any additional purchases made by such Person subsequent to the date hereof (other than purchases pursuant to the foregoing options and warrants), re-sales of stock by existing shareholders, or a tender or exchange offer), in a single transaction or series of related transactions, by any person or entity, or persons or entities acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares of the Company’s capital stock representing at least a majority of the voting power of the then outstanding shares of capital stock of the Company.

“Commencement Date” has the meaning set forth in the Preamble.

“Common Stock” means the Company’s Common Stock, par value $0.0001 per share.

“Company” has the meaning set forth in the Preamble.

“Convertible Securities” means (i) evidences of indebtedness, shares of stock or other securities (including, without limitation, options and warrants) that are directly or indirectly convertible, exercisable or exchangeable, with or without payment of additional consideration in cash or property, for shares of Series A Preferred Stock (as applicable), either immediately or upon the onset of a specified date or the happening of a specified event or (ii) stock appreciation rights, phantom stock rights or other rights with equity features.

“Current Market Price” with respect to a Warrant Share on any date shall be determined as follows: (i) if the Company’s Common Stock (or successor equity interests) is not registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Fair Market Value Per Share (as defined below) of the Warrant Share or (ii) if the Company’s Common Stock (or successor equity interests) is registered under the Exchange Act, the product of (A) the average of the Quoted Prices of the shares of Common Stock (or successor equity interests) for 30 consecutive trading days commencing 45 trading days before the date in question, multiplied by (B) 100 (subject to appropriate adjustment in the event of any stock split, stock dividend, combination or other similar recapitalization with respect to the Series A Preferred where there is not a corresponding change to the Common Stock).  The “Quoted Price” of a share of Common Stock (or successor equity interest) is the last reported sales price of a share of Common Stock (or successor equity interest) as reported by Nasdaq National Market, or if the shares of Common Stock (or successor equity interests) are listed on a national securities exchange, the last reported sales price of a share of Common Stock (or successor equity interest) on such exchange (which shall be for consolidated trading if applicable to such exchange), or if neither so reported nor listed, the last reported bid price of a share of Common Stock (or successor equity interests).  In the absence of one or more such quotations for shares of Common Stock, the Current Market Price of the Shares (or successor equity interests) shall be determined as if the Shares (or successor equity interests) were not registered under the Exchange Act.

“Election to Purchase” has the meaning set forth in Section 2(a).

“Event of Non-Compliance” has the meaning set forth in Section 9(a).

“Exercise Amount” has the meaning set forth in Section 2(a).

“Exercise Price” has the meaning set forth in the Preamble.

“Exercise Shares” has the meaning set forth in Section 2(c).

“Expiration Date” has the meaning set forth in the Preamble.

“Extraordinary Dividend” has the meaning set forth in Section 6(b)(ii).

“Fair Market Value Per Share” means the value obtainable upon a sale in an arm’s length transaction to a third party under usual and normal circumstances, with neither the buyer nor the seller under any compulsion to act, with equity to both, as determined by the Board of Directors of the Company (the “Board”) in good faith; provided, however, that the Fair Market Value Per Share shall be calculated as if 100% of the Company were sold as a going concern and without regard to any discount for the lack of liquidity or on the basis that the relevant Warrant Shares (or successor equity interests) do not constitute a majority or controlling interest in the Company and assuming, if applicable, the exercise or conversion of all in-the-money warrants, convertible securities, options or other rights to subscribe for or purchase any additional Warrant Shares or other equity interests of the Company or securities convertible or exchangeable into such Warrant Shares or other equity interests; and provided, further, that if the Holder shall dispute the Fair Market Value Per Share as determined by the Board, the Company shall retain an Independent Expert.  The determination of Fair Market Value Per Share by the Independent Expert shall be final, binding and conclusive on the Company and the Holder.  All costs and expenses of the Independent Expert shall be borne by the Company unless the determination of Fair Market Value Per Share by the Independent Expert is less than 10% more favorable to the Holder than the Fair Market Value Per Share determined by the Board, in which event the cost of the Independent Expert shall be shared equally by the Holder and the Company, or less than 5% more favorable to the Holder than the Fair Market Value Per Share determined by the Board, in which event the cost of the Independent Expert shall be borne solely by the Holder.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity or person exercising executive, legislative, judicial, arbitral, regulatory or administrative functions of or pertaining to government, regulation or compliance.

“Independent Expert” means an investment banking firm reasonably agreeable to both the Company and the Holder who does not (and whose affiliates do not) have a financial interest in the Company or any of its affiliates.

“Holder” or “Holders” means any holder of an interest in this Warrant or the outstanding Warrant Shares.

“Person” means any individual, firm, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, Governmental Authority, or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Principal Office” means the Company’s principal office as set forth in Section 15 hereof or such other principal office of the Company in the United States of America the address of which first shall have been set forth in a notice to the Holder.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the date hereof among the Company and UBS Americas Inc., as amended or supplemented from time to time.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder as the same shall be in effect at the time.

“Series A Preferred Stock” has the meaning set forth in the Preamble.

“Stock Combination” has the meaning set forth in Section 6(a)(i)(C).

“Stock Dividend” has the meaning set forth in Section 6(a)(i)(A).

“Stock Reclassification” has the meaning set forth in Section 6(a)(i)(D).

“Stock Subdivision” has the meaning set forth in Section 6(a)(i)(B).

“Transaction” has the meaning set forth in Section 6(c).

“Transaction Documents” means this Warrant, the Unit Purchase Agreement and the Registration Rights Agreement, and any other agreements or documents delivered in connection herewith or therewith.

“Unit Purchase Agreement” has the meaning set forth in Section 1(a).

“Warrant” has the meaning set forth in Section 1(a).

“Warrant Shares” means the shares of Series A Preferred Stock issued or issuable upon exercise of this Warrant in accordance with its terms.

SECTION 11.            Survival of Provisions.

Notwithstanding the full exercise by the Holder of its rights to purchase Series A Preferred Stock hereunder, the provisions of Sections 9 through 21 of this Warrant shall survive such exercise and the Expiration Date.

SECTION 12.            Delays, Omissions and Waivers.

It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder upon any breach or default of the Company under this Warrant shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character on the Holder’s part of any breach or default under this Warrant, or any waiver on the Holder’s part of any provisions or conditions of this Warrant must be in writing and that all remedies, either under this Warrant, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative.

SECTION 13.            Rights of Transferees.

Subject to Section 8, the rights granted to the Holder hereunder of this Warrant shall pass to and inure to the benefit of all subsequent transferees of all or any portion of this Warrant (provided that the Holder and any transferee shall hold such rights in proportion to their respective ownership of this Warrant and Warrant Shares) until extinguished pursuant to the terms hereof.

SECTION 14.            Captions.

The titles and captions of the Sections and other provisions of this Warrant are for convenience of reference only and are not to be considered in construing this Warrant.

SECTION 15.            Notices.

All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopy, overnight courier service or personal delivery:

If to the Company:	Bonds.com Group, Inc. 529 5th Avenue, 8th Floor New York, New York 10017 Attention: Chief Executive Officer Fax No: (212) 946-3999

With a copy to:	Hill Ward Henderson 3700 Bank of America Plaza 101 East Kennedy Boulevard Tampa, Florida 33602 Attention: Mark A. Danzi, Esq. Fax No.: (813) 221-2900

If to the Holder:	UBS Americas Inc. 677 Washington Boulevard Stamford, Connecticut 06901 Attention: Head of Traded Products - Legal Fax No.: (203) 719-5627

With a copy to:	Bingham McCutchen LLP 399 Third Avenue New York, New York 10022 Attention: Kenneth A. Kopelman, Esq. Fax No.: (212) 702-3645

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

SECTION 16.            Successors and Assigns.

This Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective successors or heirs and personal representatives and permitted assigns; provided, that the Company shall have no right to assign its rights, or to delegate its obligations, hereunder without the prior written consent of the Holder except as otherwise expressly provided herein.

SECTION 17.            Governing Law, Jurisdiction, Jury Trial.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

SECTION 18.            Severability.

If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.  The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

SECTION 19.            Entire Agreement.

This Warrant, together with the other Transaction Documents, contains the entire agreement among the parties with respect to the subject matter hereof and thereby supercedes all prior and contemporaneous agreements or understandings with respect thereto.

SECTION 20.            Headings.

The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 21.            No Strict Construction.

The Company and the Holder each acknowledge that they have been represented by counsel in connection with this Warrant, the other Transaction Documents and the transactions contemplated hereby and thereby.  The Company and the Holder have participated jointly in the negotiation and drafting of this Warrant and the other Transaction Documents.  In the event an ambiguity or question of intent or interpretation arises under any provision of this Warrant or any Transaction Document, this Warrant or such other Transaction Documents shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Warrant or any other Transaction Document.

SECTION 22.            Representations, Warranties and Covenants.

The Company hereby represents, warrants and covenants to the Holder that so long as the Holder holds this Warrant or any Warrant Shares, the Company will not, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on the ability of the Company to perform and comply with its obligations under this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.  SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be issued and executed in its corporate name by its duly authorized officers and its corporate seal to be affixed hereto as of the date below written.

DATED: October 19, 2010	BONDS.COM GROUP, INC.

	By:	/s/ Michael O. Sanderson
	Name:	Michael Sanderson
	Title:	Chief Executive Officer

EXHIBIT A
NOTICE OF EXERCISE; ELECTION TO PURCHASE

To:

1.           The undersigned, pursuant to the provisions of the attached Warrant, hereby elects to exercise this Warrant with respect to ________ shares of Series A Preferred Stock (the “Exercise Amount”).  Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the attached Warrant.

2.           The undersigned herewith tenders payment for such shares in the following manner (please check type, or types, of payment and indicate the portion of the Exercise Price to be paid by each type of payment):

_______  Exercise for Cash
_______  Cashless Exercise

3.           Please issue a certificate or certificates representing the shares issuable in respect hereof under the terms of the attached Warrant, as follows:

(Name of Record Holder/Transferee)

and deliver such certificate or certificates to the following address:

(Address of Record Holder/Transferee)

4.           The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

5.           If the Exercise Amount is less than all of the shares of Series A Preferred Stock purchasable hereunder, please issue a new warrant representing the remaining balance of such shares, as follows:

(Name of Record Holder/Transferee)

and deliver such warrant to the following address:

(Address of Record Holder/Transferee)

(Signature)

(Date)